EXHIBIT 23.2


             DALE MATHESON                            610 - 938 HOWE STREET
          CARR-HILTON LABONTE                         VANCOUVER, BC  CANADA
_______________________________________               V6Z  1N9
                                                      TELEPHONE  (604) 682-2778
C H A R T E R E D A C C O U N T A N T S               FACSIMILE  (604) 689-2778
_______________________________________               EMAIL:  INFO@LABONTECO.COM




January 26, 2004



U.S. SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549



RE:      GENEMAX CORP. - FORM S-8
________________________________________________________________________________


Dear Sirs:

As chartered accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement dated January 26, 2004 of the following report contained in the Company's December 31, 2002 Annual Report filed on Form 10-KSB dated April 14, 2003.

o Our report to the Board of Directors and Stockholders of GeneMax Corp. dated February 25, 2003 on the consolidated balance sheets of the Company as at December 31, 2002 and 2001 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002 and 2001, and the period from July 27, 1999 (inception) to December 31, 2002.


Yours truly,


"DALE MATHESON CARR-HILTON LABONTE"


DALE MATHESON CARR-HILTON LABONTE
(FORMERLY LABONTE & CO.)
CHARTERED ACCOUNTANTS
VANCOUVER, BRITISH COLUMBIA